UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2013

MAMAMANCINI’S HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28629	27-0607116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Branca Road East Rutherford, NJ 07073
(Address of Principal Executive Offices)

(201) 531-1212

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 20, 2013, MamaMancini’s Holdings, Inc. (the “Company”) conducted the eighth closing (the “Eighth Closing”) of a private placement offering to accredited investors (the “Offering”) of the Company’s restricted common stock, par value $0.00001 per share (the “Common Stock”) at a price of $1.50 per share.

In connection with the Eighth Closing, the Company entered into definitive subscription agreements (the “Subscription Agreements”) with 12 accredited investors (the “Investors”) and issued an aggregate of 317,336 shares of Common Stock for aggregate gross proceeds to the Company of $491,000.

The Company utilized the services of Spartan Capital Securities, LLC, a FINRA registered placement agent (the “Placement Agent”) for the Offering. In connection with the Eighth Closing, the Company paid the Placement Agent an aggregate cash fee and non-accountable allowance of $63,830 and will issue the Placement Agent or its designees warrants to purchase 31,734 shares of Common Stock at $1.50 per share (the “Warrants”). The Warrants are expected to be issued upon the consummation of the Offering. The net proceeds to the Company from the Eighth Closing, after deducting the forgoing fees and other Offering expenses, are expected to be approximately $427,170.

To date, the Company has issued 2,761,371 shares of its Common Stock and has received aggregate gross proceeds of $4,157,000 from the Offering.

The Company intends to use the proceeds of the placement for general corporate purposes, including general and administrative expenses. The closing occurred following the satisfaction of customary closing conditions.

The Subscription Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of subscription agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements, and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and their agreements.

Item 3.02. Unregistered Sale of Equity Securities

Item 1.01 is hereby incorporated by reference.

The securities issued pursuant to the Offering were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(2) of the Securities Act. The securities were exempt from registration under Section 4(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since they agreed to, and received, share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

A Copy of the form of Subscription Agreement relating to the Private Placement is incorporated by reference as exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 16, 2013.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Subscription Agreement, by and between MamaMancini’s and the Subscriber (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 16, 2013)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MamaMancini’s Holdings, Inc.

Date: September 24, 2013	By:	/s/ Carl Wolf
	Name:	Carl Wolf
	Title:	Chief Executive Officer